EXHIBIT 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data Systems
Tel: 972-348-5191

Julie Prozeller
Financial Dynamics
Tel: 212-850-5608

Media: Shelley Whiddon
Tel: 972-348-4310

ALLIANCE DATA SYSTEMS ANNOUNCES STRONG
THIRD QUARTER RESULTS
* Double-Digit Revenue Growth Across All Growth Engines

Dallas, TX, October 20, 2004 – Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced strong results for its third quarter ended September 30, 2004.

Total third quarter revenue increased 15 percent to $298.9 million compared to $259.1 million for the third quarter of 2003. Net income increased 23 percent to $26.0 million for the third quarter of 2004, or $0.31 per diluted share, compared to $21.1 million, or $0.26 per diluted share, for the third quarter of 2003.

EBITDA for the third quarter of 2004 increased 18 percent to $64.6 million compared to $54.9 million for the third quarter of 2003. Cash earnings increased 34 percent to $30.6 million compared to $22.9 million for the third quarter of 2003. Cash earnings per diluted share increased 29 percent to $0.36 per diluted share compared to $0.28 per diluted share for the third quarter of 2003. (See “Financial Measures” below for a discussion of EBITDA, cash earnings and cash earnings per share.)

“We are extremely pleased with our third quarter results, with solid organic growth across all three of our growth engines,” commented Mike Parks, chairman and chief executive officer. “Our private label business launched our first commercial credit card client, American TV and Appliance. In addition, our Loyalty Group announced the signing of a long-term agreement with Rona, Canada’s largest distributor and retailer of hardware, home renovation and gardening products, to become a national sponsor in Canada’s AIR MILES® Reward Program. Finally, we are significantly expanding our loyalty footprint in North America with our recently announced agreement to acquire Epsilon Data Management, Inc. Combined with solid expected growth in our traditional growth engines, Epsilon should be a very nice addition for us as we move into 2005 and beyond.”

Alliance Data Systems Corp. October 20, 2004	Page 2

Segment Review

Transaction Services revenue increased 11 percent in the third quarter to $169.4 million compared to third quarter 2003. EBITDA increased 7 percent to $25.1 million compared to third quarter 2003. For the first nine months of 2004, Transaction Services revenue increased 15 percent to $511.5 million. EBITDA increased 14 percent to $76.5 million compared to the first nine months of 2003. The vast majority of this segment consists of Alliance Data’s private label and utility services businesses, two of the Company’s main growth engines. Results also reflect the Company’s ongoing goal towards building scale in utility services, which has and will continue to require ongoing investment in infrastructure including technology and personnel. This segment continued to benefit from core client growth, new client signings and modest acquisitions that occurred during the last two years. These factors led to a more than 14 percent increase in the key segment driver, statements generated, while maintaining firm revenue per statement.

Credit Services revenue increased 14 percent in the third quarter to $121.4 million while EBITDA increased 42 percent to $26.3 million compared to third quarter 2003. For the first nine months of 2004, Credit Services revenue increased 23 percent to $384.6 million. EBITDA increased 86 percent to $92.8 million compared to the first nine months of 2003. Specifically, both private label credit sales and portfolio growth continued to grow at a double digit pace. The segment’s strong results reflected core client growth and the continued ramp up of the significant number of client signings in the last two years. On the expense side, Credit Services continued to benefit from better-than-expected credit losses. In addition, delinquencies, which are a predictor of future write-offs, also trended favorably during the quarter. Regarding funding costs, Alliance Data successfully completed a $900 million asset-backed note offering. In addition to locking in long-term fixed rates, this transaction marked the completion of a three-year, $2.6 billion program that extended the maturities of the Company’s funding sources for several years.

Marketing Services revenue increased 18 percent in the third quarter to $85.0 million compared to third quarter 2003. EBITDA increased 2 percent to $13.2 million compared to the third quarter 2003. The third quarter of this year included certain marketing expenses that had been delayed from the first quarter. For the first nine months of 2004, Marketing Services revenue increased 23 percent to $249.4 million. EBITDA increased 18 percent to $41.9 million compared to the first nine months of 2003. The growth in Marketing Services revenue was driven by strong AIR MILES Reward Miles redemption growth, which increased 17 percent, and AIR MILES Reward Miles issuance growth, which increased 8 percent. The Company remains on track towards its 2004 annual growth goal of 10 percent for AIR MILES Reward Miles issued and of 20 percent for AIR MILES Reward Miles redeemed.

Alliance Data Systems Corp. October 20, 2004	Page 3

Outlook

The Company expects 2004 full-year cash earnings per share of approximately $1.50 per share, above its prior guidance of $1.44 - $1.48. Looking toward 2005, due to the October 12th announcement of Alliance Data’s Epsilon acquisition, the Company established guidance for 2005 with Epsilon included. Specifically, the Company is projecting 2005 revenue of $1.45-1.47 billion, EBITDA of $330-335 million and cash earnings per share of $1.81-1.83.

Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as EBITDA, Operating EBITDA, Cash Earnings and Cash Earnings per diluted share. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. The Company refers to EBITDA before stock compensation expense as EBITDA in this press release. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Conference Call

Alliance Data Systems will host a conference call on October 20, 2004 at 5 p.m. (Eastern) to discuss the Company’s third quarter results. The conference call will be available via the Internet at www.AllianceDataSystems.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.

About Alliance Data Systems

Based in Dallas, Alliance Data Systems is a leading provider of transaction services, credit services and marketing services. The company assists retail, petroleum, utility and financial services clients in managing the critical interactions between them and their customers. Alliance Data manages approximately 95 million consumer relationships for some of North America’s most recognizable companies and operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 7,500 associates at more than 30 locations in the United States and Canada. For more information about the company, visit its web site, http://www.alliancedatasystems.com.

Alliance Data Systems Corp. October 20, 2004	Page 4

Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.

Alliance Data Systems Corp. October 20, 2004	Page 5

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2004	2003	Change	2004	2003	Change
Revenues	$298.9	$259.1	15%	$910.6	$748.7	22%
Net income	$26.0	$21.1	23%	$86.4	$47.5	82%
Net income per share — diluted	$0.31	$0.26	19%	$1.03	$0.60	72%
EBITDA	$64.6	$54.9	18%	$211.2	$152.4	39%
Operating EBITDA	$74.2	$59.2	25%	$227.9	$165.0	38%
Cash earnings	$30.6	$22.9	34%	$97.3	$58.1	67%
Cash earnings per share — diluted	$0.36	$0.28	29%	$1.16	$0.73	59%

	As of	As of
	September 30,	December 31,
	2004	2003
Cash and cash equivalents	$159.0	$67.7
Seller’s interest and credit card receivables	209.6	271.4
Redemption settlement assets	230.5	215.3
Intangible assets, net	126.9	143.7
Goodwill	477.6	484.4
Total assets	1,778.1	1,868.4
Deferred revenue	500.9	465.9
Certificates of deposit	32.6	200.4
Core debt	102.2	189.8
Total liabilities	960.4	1,166.1
Stockholders’ equity	817.7	702.3

Alliance Data Systems Corp. October 20, 2004	Page 6

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2004	2003	Change	2004	2003	Change
Segment Revenue:
Transaction Services	$169.4	$152.2	11%	$511.5	$446.6	15%
Credit Services	121.4	106.6	14%	384.6	312.4	23%
Marketing Services	85.0	71.9	18%	249.4	202.3	23%
Intersegment	(76.9)	(71.6)	7%	(234.9)	(212.6)	10%

	$298.9	$259.1	15%	$910.6	$748.7	22%

Segment EBITDA:
Transaction Services	$25.1	$23.5	7%	$76.5	$67.1	14%
Credit Services	26.3	18.5	42%	92.8	49.8	86%
Marketing Services	13.2	12.9	2%	41.9	35.5	18%

	$64.6	$54.9	18%	$211.2	$152.4	39%

Key Performance Indicators:
Core transactions processed	708.4	534.7	32%	1,980.1	1,492.7	33%
Statements generated	47.4	41.5	14%	142.9	121.3	18%
Average core portfolio	$2,914.4	$2,512.0	16%	$2,915.3	$2,502.4	17%
Private label credit sales	$1,450.0	$1,315.7	10%	$4,309.4	$3,768.4	14%
AIR MILES Reward Miles issued	733.3	678.8	8%	2,044.2	1,866.8	10%
AIR MILES Reward Miles Redeemed	435.1	371.3	17%	1,284.0	1,040.1	23%

Alliance Data Systems Corp. October 20, 2004	Page 7

ALLIANCE DATA SYSTEMS CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Total revenue	$298.9	$259.1	$910.6	$748.7
Total operating expenses	256.1	222.4	766.5	652.9

Operating income	42.8	36.7	144.1	95.8
Financing costs(1)	1.1	2.5	5.5	14.5
Other debt related costs(2)	—	—	—	4.3

Income before income taxes	41.7	34.2	138.6	77.0
Income tax expense	15.7	13.1	52.2	29.5

Net income	$26.0	$21.1	$86.4	$47.5

Net income per share – basic	$0.32	$0.27	$1.07	$0.61

Net income per share – diluted	$0.31	$0.26	$1.03	$0.60

Weighted average shares outstanding – basic	81.4	79.2	80.9	77.5

Weighted average shares outstanding – diluted	84.7	82.4	83.8	79.7

(1)	Financing costs includes non-cash fair value gain on swap of zero and $2.4 million for the three months ended September 30, 2004 and 2003, respectively, and $4.7 million and $5.9 million for the nine months ended September 30, 2004 and 2003, respectively.

(2)	Represents the non-cash write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.

Alliance Data Systems Corp. October 20, 2004	Page 8

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
EBITDA and Operating EBITDA:
Net income (GAAP measure)	$26.0	$21.1	$86.4	$47.5
Income tax expense	15.7	13.1	52.2	29.5
Financing costs(1)	1.1	2.5	5.5	14.5
Other debt related costs(2)	—	—	—	4.3
Stock compensation expense(3)	—	—	—	2.7
Depreciation and other amortization	15.2	13.4	47.0	39.7
Amortization of purchased intangibles	6.6	4.8	20.1	14.2

EBITDA	64.6	54.9	211.2	152.4
Plus change in deferred revenue	36.5	10.1	35.0	86.4
Less change in redemption settlement assets	(16.5)	(6.1)	(15.2)	(41.5)
Foreign currency impact	(10.4)	0.3	(3.1)	(32.3)

Operating EBITDA	$74.2	$59.2	$227.9	$165.0

Cash Earnings:
Net income (GAAP measure)	$26.0	$21.1	$86.4	$47.5
Add back non-cash non-operating items:
Amortization of purchased intangibles	6.6	4.8	20.1	14.2
Stock compensation expense(3)	—	—	—	2.7
Other debt related costs(2)	—	—	—	4.3
Mark to market swap adjustment(4)	—	(2.4)	(4.7)	(5.9)
Income tax effect(5)	(2.0)	(0.6)	(4.5)	(4.7)

Cash earnings	$30.6	$22.9	$97.3	$58.1

Weighted average shares outstanding — diluted	84.7	82.4	83.8	79.7
Cash earnings per share — diluted	$0.36	$0.28	$1.16	$0.73

(1)	Financing costs includes non-cash fair value gain on swap of zero and $2.4 million for the three months ended September 30, 2004 and 2003, respectively, and $4.7 million and $5.9 million for the nine months ended September 30, 2004 and 2003, respectively.

(2)	Represents the non-cash write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.

(3)	In the first quarter of 2003, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers.

(4)	Represents the fair value gain on an interest rate swap that does not meet the hedging requirements of Statement of Financial Accounting Standards No. 133, as revised.

(5)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

Alliance Data Systems Corp. October 20, 2004	Page 9

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT EBITDA
BEFORE STOCK COMPENSATION EXPENSE
(Unaudited) (In millions)

	Three months ended September 30, 2004
			Stock
	Operating	Depreciation &	compensation
	income	amortization	expense(3)	EBITDA(6)
Transaction Services	$10.3	$14.8	$—	$25.1
Credit Services	24.3	2.0	—	26.3
Marketing Services	8.2	5.0	—	13.2

	$42.8	$21.8	$—	$64.6

	Three months ended September 30, 2003
			Stock
	Operating	Depreciation &	compensation
	income	amortization	expense(3)	EBITDA(6)
Transaction Services	$10.6	$12.9	$—	$23.5
Credit Services	17.4	1.1	—	18.5
Marketing Services	8.7	4.2	—	12.9

	$36.7	$18.2	$—	$54.9

	Nine months ended September 30, 2004
			Stock
	Operating	Depreciation &	compensation
	income	amortization	expense (3)	EBITDA(6)
Transaction Services	$29.6	$46.9	$—	$76.5
Credit Services	86.8	6.0	—	92.8
Marketing Services	27.7	14.2	—	41.9

	$144.1	$67.1	$—	$211.2

	Nine months ended September 30, 2003
			Stock
	Operating	Depreciation &	compensation
	income	amortization	expense (3)	EBITDA(6)
Transaction Services	$28.9	$37.3	$0.9	$67.1
Credit Services	45.2	3.7	0.9	49.8
Marketing Services	21.7	12.9	0.9	35.5

	$95.8	$53.9	$2.7	$152.4

(3)	In the first quarter of 2003, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers.

(6)	Represents segment EBITDA before stock compensation expense and is equal to operating income plus depreciation and amortization and stock compensation expense.

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